CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-118734) and Form S-8 (File Nos. 33-88318, 33-64126, 33-64128, 33-82478, 33-98692, 333-08821, 333-08823, 333-08825,
333-30367, 333-42569, 333-56631, 333-60181, 333-60183, 333-60191, 333-73321,
333-87539, 333-94167, 333-33674, 333-37952, 333-41750, 333-48338, 333-48340,
333-64016, 333-75470, 333-102772, 333-118704) of Avid Technology Inc. of our
report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2005